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                                                                    EXHIBIT 10.1

                             EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement") is made and entered into as of the 1st day of December, 2000, by and between NetCommerce, Inc., a Nevada corporation (the "Company"), and, Mark Lindberg, (the "Employee").

                                 RECITALS

     A. Prior to the date of this Agreement, Employee has held the positions of President and Chief Executive Officer of the Company.

     B. The Company desires to employ the Employee from the date set forth above (the "Effective Date") until expiration of the term of this Agreement, and Employee is willing to be employed by Company during that period, on the terms and subject to the conditions set forth in this Agreement.

     In consideration of the mutual covenants and promises of the parties, the Company and Employee covenant and agree as follows:

     1. Duties. During the term of this Agreement, Employee will be employed by the Company to serve as President and Chief Executive Officer of the Company. The Employee will devote such amount of business time to the conduct of the business of the Company as may be reasonably required to effectively discharge Employee's duties under this Agreement and, subject to the supervision and direction of the Company's Board of Directors (the "Board"), will perform those duties and have such authority and powers as are customarily associated with the offices of a President and Chief Executive Officer of a company engaged in a business that is similar to the business of the Company, including (without limitation) (a) the authority to direct and manage the day-to-day operations and affairs of the Company, (b) the authority to hire and discharge employees of the Company, and (c) all other authority and powers exercised by the Employee prior to the Effective Date as President and Chief Executive Officer of the Company; provided, however, that Employee will not be required to perform services for any affiliate of the Company and will not be required to accept any other offices with the Company without Employee's consent. Unless the parties agree otherwise in writing, during the term of this Agreement, Employee will not be required to perform services under this Agreement other than at Company's principal place of business in Dallas, Texas; provided, however, that Company may,



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EMPLOYMENT AGREEMENT                                                      Page 1
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from time to time, require Employee to travel temporarily to other locations on the Company's business. Notwithstanding the foregoing, nothing in this Agreement is to be construed as prohibiting Employee from continuing to (i) serve on corporate, civic or charitable boards or committees, (ii) deliver lectures, fulfill speaking engagements or teach at educational institutions, (iii) manage personal investments and (iv) provide consulting services, so long as such activities do not significantly interfere with the performance of the Employee's responsibilities as an employee of the Company in accordance with this Agreement.

     2.   Term of Employment

          2.1. Definitions. For purposes of this Agreement the following terms have the following meanings:

               (a) "Termination for Cause" means termination by Company of Employee's employment (i) by reason of Employee's willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to, the Company, (ii) by reason of Employee's material breach of this Agreement or (iii) by reason of Employee's gross negligence or intentional misconduct with respect to the performance of Employee's duties under this Agreement; provided, however, that no such termination will be deemed to be a Termination for Cause unless the Company has provided Employee with written notice of what it reasonably believes are the grounds for any Termination for Cause and Employee fails to take appropriate remedial actions during the thirty (30) day period following receipt of such written notice.

               (b) "Termination Other than For Cause" means termination by the Company of Employee's employment by the Company for reasons other than those which constitute Termination for Cause.

               (c) "Voluntary Termination" means termination by the Employee of the Employee's employment with the Company, excluding termination by reason of Employee's death or disability as described in Sections 2.5 and 2.6.

          2.2 Basic Term. The term of employment of Employee by the Company will commence on the Effective Date and four (4) months of such date, (the
"Termination Date").   Company and Employee may extend the term of this
Agreement by mutual written agreement.


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EMPLOYMENT AGREEMENT                                                      Page 2
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          2.3   Termination for Cause.Termination for Cause may be effected by
Company at any time during the term of this Agreement and may be effected by written notification to Employee; provided, however, that no Termination for Cause will be effective unless Employee has been provided with the prior written notice and opportunity for remedial action described in Section 2.1. Upon Termination for Cause, Employee is to be immediately paid all accrued salary, incentive compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits, which will be paid in accordance with the applicable plan), and accrued vacation pay, all to the date of termination, all debts owed by Company to Employee for personal loans to the Company, but Employee will not be paid any severance compensation.

          2.4 Termination Other Than for Cause. Notwithstanding anything else in this Agreement, Company may effect a Termination Other Than for Cause at any time upon giving ninety (90) day written notice to Employee of such Termination Other Than for Cause. Upon any Termination Other Than for Cause, Employee will immediately be paid all accrued salary, all incentive compensation to the extent earned, severance compensation as provided in Section 4, vested deferred compensation (other than pension plan or profit sharing plan benefits, which will be paid in accordance with the applicable plan), all debts owed by Company to Employee for personal loans to the Company, and accrued vacation pay, all to the date of termination.

          2.5   Termination Due to Disability.     In the event that, during the
term of this Agreement, Employee should, in the reasonable judgment of the Board, fail to perform Employee's duties under this Agreement because of illness or physical or mental incapacity ("Disability"), and such Disability continues for a period of more than three (3) consecutive months, Company will have the right to terminate Employee's employment under this Agreement by written notification to Employee and payment to Employee of all accrued salary, incentive compensation to the extent earned, severance compensation as provided in Section 4, vested deferred compensation (other than pension plan or profit sharing plan benefits, which will be paid in accordance with the applicable plan), and all accrued vacation pay, all debts owed by Company to Employee for personal loans to the Company , and all to the date of termination. Any determination by the Board with



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EMPLOYMENT AGREEMENT                                                      Page 3
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respect to Employee's Disability must be based on a determination of competent medical authority or authorities, a copy of which determination must be delivered to the Employee at the time it is delivered to the Board. In the event the Employee disagrees with the determination described in the previous sentence, Employee will have the right to submit to the Board a determination by a competent medical authority or authorities of Employee's own choosing to the effect that the aforesaid determination is incorrect and that Employee is capable of performing Employee's duties under this Agreement. If, upon receipt of such determination, the Board wishes to continue to seek to terminate this Agreement under the provisions of this section, the parties will submit the issue of Employee's Disability to arbitration in accordance with the provisions of this Agreement.

          2.6 Death. In the event of Employee's death during the term of this Agreement, Employee's employment is to be deemed to have terminated as of the last day of the month during which Employee's death occurred, and Company will pay to Employee's estate accrued salary, incentive compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits, which will be paid in accordance with the applicable plan), and accrued vacation pay, all debts owed by Company to Employee for personal loans to the Company, and all to the date of termination.

          2.7   Voluntary Termination.   In the event of a Voluntary
Termination, Company will immediately pay to Employee all accrued salary, all incentive compensation to the extent earned, vested deferred compensation (other than pension plan or profit sharing plan benefits, which will be paid in accordance with the applicable plan), all debts owed to Companyand accrued vacation pay, all debts owed by Company to Employee for personal loans to the Company, and all to the date of termination, but Employee will not be paid any severance compensation.

          2.8 Effect of Termination on Option Agreement. Notwithstanding anything to the contrary contained in this Agreement, any termination of Employee's employment by the Company will have no effect on Employee's rights under that certain Nonqualified Stock Option Agreement granted to Employee pursuant to the Company's 2000 Nonstatutory Stock Option Plan (the "Option Agreement").

     3.   Salary, Benefits and Other Compensation.



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EMPLOYMENT AGREEMENT                                                      Page 4
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          3.1   Base Salary.   As payment for the services to be rendered by
Employee as provided in Section 1 and subject to the terms and conditions of
Section 2, Company agrees to issue 1,500,000 shares of Company common stock to be registered through an S-8 registration statement. Furthermore, the Company and Employee acknowledge that, subject to the actual financial performance of the Company during the term of this Agreement, during the term of this Agreement it is the mutual intent of the parties that the Base Salary increase to a level that is commensurate with the level of compensation received by Employee for services rendered in an executive capacity for other entities prior to the commencement of Employee's employment with the Company.

          3.2 Incentive Bonus Plans. During the term of his employment under this Agreement, the Employee will be eligible to participate in all cash and stock bonus and incentive plans established by the Board including, without limitation, the Company's 2000 Nonstatutory Stock Option Plan.

          3.3 Benefit Plans. During the term of Employee's employment under this Agreement, the Employee is to be eligible to participate in all employee benefit plans to the extent maintained by the Company, including (without limitation) any life, disability, health, accident and other insurance programs, paid vacations, and similar plans or programs, subject in each case to the generally applicable terms and conditions of the plan or program in question and to the determinations of any committee administering such plan or program. On termination of the Employee for any reason, the Employee will retain all of Employee's rights to benefits that have vested under such plan, but the Employee's rights to participate in those plans will cease on the Employee's termination unless the termination is a Termination Other Than for Cause, in which case Employee's rights of participation will continue for a period of one
(1) year following Employee's termination.

          3.4 Expenses. During the term of this Agreement, Company will reimburse Employee for Employee's reasonable and customary out-of-pocket expenses incurred in connection with Company's business, including travel expenses, food, and lodging while away from home, subject to such policies as Company may from time to time reasonably establish for its employees.

          3.5 Life Insurance. During the term of Employee's employment, the Company will pay for



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EMPLOYMENT AGREEMENT                                                      Page 5
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a $100,000 life insurance policy, in the form designated by Employee and approved by the Company's Board of Directors, covering the life of Employee and with proceeds payable to such beneficiaries as Employee designates. The foregoing is to be in addition to, and not in place of, any rights to which Employee's estate may be entitled under this Agreement on Employee's death. Upon any termination of Employee's employment, the aforementioned insurance policy will be assigned to the Employee and Employee will assume responsibility for all premium payments with respect the insurance policy; provided, however, that in the event that Employee's termination is as a result of a Termination Other Than for Cause, then the Company will continue to pay for premiums for the insurance policy for a period of one (1) years from the date of Employee's termination.

          3.6   Automobile.

                (a) The Company will provide Employee with a $500 monthly stipend for the allowance of a company vehicle with such optional equipment as Employee may select.

      4.  Severance Compensation

          4.1 Termination Other Than for Cause; Payment in Lieu of Notice. In the event Employee's employment is terminated in a Termination Other Than for Cause, Employee will be paid as severance pay Employee's Base Salary for the period commencing on the date that Employee's employment is terminated and ending on the date which is one (1) year thereafter, on the dates specified in
Section 3.1 for payment of Employee's Base Salary.

          4.2 Termination for Disability. In the event Employee's employment is terminated because of Employee's disability pursuant to Section 2.5, Employee will be paid as severance pay Employee's Base Salary for the period commencing on the date that Employee's employment is terminated and ending on the date which is six (6) months thereafter, on the dates specified in Section 3.1 for payment of Employee's Base Salary.

          4.3   Other Termination.   In the event of a Voluntary Termination,
Termination for Cause or Death, Employee or Employee's estate will not be entitled to any severance pay.


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EMPLOYMENT AGREEMENT                                                      Page 6
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     5.   Confidentiality and Noncompetition

          5.1 Confidentiality. Because of Employee's employment by Company, Employee will have access to trade secrets and confidential information about Company, its products, its customers, and its methods of doing business (the "Confidential Information"). During and after the termination of Employee's employment by the Company, Employee may not directly or indirectly disclose or use any such Confidential Information; provided, that Employee will not incur any liability for disclosure of information which (a) is required in the course of Employee's employment by the Company, (b) was permitted in writing by the Board or (c) is within the public domain or comes within the public domain without any breach of this Agreement.

          5.2 Noncompetition. In consideration of Employee's access to the Confidential Information, Employee agrees that:

                (a) For a period of six (6) months after termination of Employee's employment, Employee will not, directly or indirectly, use such Confidential Information to compete with the business of the Company, as the business of the Company may then be constituted, within any state, region or locality in which the Company is then doing business or marketing its products. Employee understands and agrees that direct competition means development, production, promotion, or sale of products or services competitive with those of Company. Indirect competition means employment by any competitor or third party providing products competing with Company's products, for whom Employee will perform the same or similar function as he performs for Company; and

                (b) For a period of one (1) year after termination of Employee's employment, Employee will not induce or attempt to induce any employee of the Company to discontinue his or her employment with the Company for the purpose of becoming employed by any competitor of Company, nor will Employee initiate discussions, negotiations or contacts with persons known by Employee to be a customer or supplier of the Company at the time of Employee's termination of employment for the purpose of competing with the Company.

                Notwithstanding anything to the contrary contained in the Agreement, the provisions of this Section 5.2(a) will not be applicable in the event of any Termination Other Than for Cause with respect



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EMPLOYMENT AGREEMENT                                                      Page 7
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to Employee.


     6.   Assignment of Inventions

     All processes, inventions, patents, copyrights, trademarks, and other intangible rights (collectively the "Inventions") that may be conceived or developed by Employee, either alone or with others, during the term of Employee's employment, whether or not conceived or developed during Employee's working hours, and with respect to which the equipment, supplies, facilities, or trade secret information of Company was used, or that relate at the time of conception or reduction to practice of the Invention to the business of the Company or to Company's actual or demonstrably anticipated research and development, or that result from any work performed by Employee for Company, will be the sole property of Company, and Employee hereby assigns to the Company all of Employee's right, title and interest in and to such Inventions. Employee must disclose to Company all inventions conceived during the term of employment, whether or not the invention constitutes property of Company under the terms of the preceding sentence, but such disclosure will be received by Company in confidence. Employee must execute all documents, including patent applications and assignments, required by Company to establish Company's rights under this Section.

     7.   Miscellaneous

          7.1   Waiver.    The waiver of any breach of any provision of this
Agreement will not operate or be construed as a waiver of any subsequent breach of the same or other provision of this Agreement.

          7.2   Entire Agreement; Modification.   Except as otherwise provided
in the Agreement, this Agreement represents the entire understanding among the parties with respect to the subject matter of this Agreement, and this Agreement supersedes any and all prior understandings, agreements, plans, and negotiations, whether written or oral, with respect to the subject matter hereof, including without limitation, any understandings, agreements, or obligations respecting any past or future compensation, bonuses, reimbursements, or other payments to Employee from Company. All modifications to the Agreement must be in writing and signed by the party against whom enforcement of such modification is sought.

          7.3 Notice. All notices and other communications under this Agreement must be in writing



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EMPLOYMENT AGREEMENT                                                      Page 8
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and must be given by personal delivery, telecopier or telegram, or first class mail, certified or registered with return receipt requested, and will be deemed to have been duly given upon receipt if personally delivered, five (5) days after mailing, if mailed, or twenty-four (24) hours after transmission, if delivered by telecopies or telegram, to the respective persons named below:

























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EMPLOYMENT AGREEMENT                                                      Page 9
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     If to Company:     NetCommerce, Inc.
                        1900 Westridge Drive
                        Irving, Texas 75038
                        Attention: Dan Henderson, Director

     If to Employee:    Mark Lindberg
                        1900 Westridge Drive
                        Irving, Texas 75038

     Any party may change such party's address for notices by notice duly given pursuant to this Section.

          7.4 Headings. The Section headings of this Agreement are intended for reference and may not by themselves determine the construction or interpretation of this Agreement.

          7.5 Governing Law. This Agreement is to be governed by and construed in accordance with the laws of the State of Texas. Any controversy or claim arising out of or relating to this Agreement, or breach of this Agreement (except any controversy or claim with respect to Section 5 or 6), is to be settled by arbitration in Dallas, Texas, in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction. There must be three (3) arbitrators, one to be chosen directly by each party at will, and the third arbitrator to be selected by the two (2) arbitrators so chosen. Each party will pay the fees of the arbitrator he selects and his own attorney, and the expenses of his witnesses and all other expenses connected with presenting his case. Other costs of the arbitration, including the cost of any record or transcripts of the arbitration, administrative fees, the fee of the third arbitrator, and all other fees and costs, will be borne equally by the parties. Notwithstanding anything in this Agreement to the contrary, if any controversy or claim arises between the parties under Section 5 or 6 of this Agreement, the Company will not be required to arbitrate that controversy or claim but the Company will have the right to institute judicial proceedings in any court of competent jurisdiction with respect to such controversy or claim. If such judicial proceedings are instituted, the parties agree that such proceedings will not be stayed or delayed pending the outcome of any arbitration proceeding under this Agreement.

          7.6 Survival of Company's Obligations. This Agreement will be binding on, and inure to the benefit of, the executors, administrators, heirs, successors, and assigns of the parties; provided, however,



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EMPLOYMENT AGREEMENT                                                     Page 10
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that except as expressly provided in this Agreement, this Agreement may not be assigned either by Company or by Employee.

          7.7   Counterparts.   This Agreement may be executed in one or more
counterparts, all of which taken together will constitute one and the same Agreement.

          7.8   Withholdings.   All sums payable to Employee under this
Agreement will be reduced by all federal, state, local, and other withholdings and similar taxes and payments required by applicable law.

          7.9   Enforcement.    If any portion of this Agreement is determined
to be invalid or unenforceable, that portion of this Agreement will be adjusted, rather than voided, to achieve the intent of the parties under this Agreement.

          7.10 Indemnification. The Company agrees that it will indemnify and hold the Employee harmless to the fullest extent permitted by applicable law from and against any loss, cost, expense or liability resulting from or by reasonof the fact of the Employee's employment hereunder, whether as an officer, employee, agent, fiduciary, director or other official of the Company, except to the extent of any expenses, costs, judgments, fines or settlement amounts which result from conduct which is determined by a court of competent jurisdiction to be knowingly fraudulent or deliberately dishonest or to constitute some other type of willful misconduct.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              COMPANY:

                              NetCommerce, Inc.

                              By:
                                 ---------------------------------------
                                 Dan Henderson, Director

                              By:
                                 ---------------------------------------
                                 Don Prosser, Director


                              EMPLOYEE:

                              By:
                                 ---------------------------------------
                                 Mark Lindberg, President, CEO, Director



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EMPLOYMENT AGREEMENT                                                     Page 11